   As filed with the Securities and Exchange Commission on December 18, 1998

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  -----------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                              BRE PROPERTIES, INC.
             (Exact Name of Registrant as Specified on Its Charter)

             Maryland                                    94-1722214
--------------------------------------------------------------------------------
   (State or Other Jurisdiction                       (I.R.S. Employer
 of Incorporation or Organization)                   Identification No.)

                        44 Montgomery Street, 36th Floor
                         San Francisco, CA  94104-4809
             (Address of Principal Executive Offices and Zip Code)

                                  -----------

                 AMENDED AND RESTATED 1992 EMPLOYEE STOCK PLAN
          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  CONSULTANT STOCK OPTION DATED MARCH 2, 1998
                             (Full title of plans)

                                LeRoy E. Carlson
                              BRE Properties, Inc.
                        44 Montgomery Street, 36th Floor
                         San Francisco, CA  94104-4809
                                 (415) 445-6530
                    (Name and Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                -------------

                                    Copy to:
                            Michael Gettelman, Esq.
                           Farella Braun & Martel LLP
                             235 Montgomery Street
                         San Francisco, CA  94104-3159

================================================================================

                        Calculation of Registration Fee


                                                       Proposed maximum      Proposed maximum
Title of securities to be      Amount to be            offering price        aggregate            Amount of
registered                     registered/1/           per share/2/          offering price       registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value, issuable pursuant
 to Amended and Restated
 1992 Employee Stock Plan      1,000,000 shares/3/          $ 24.75             $24,750,000          $6,880.50
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value, issuable pursuant
 to Amended and Restated
 Non-Employee Director
 Stock Option Plan              750,000 shares/4/           $ 24.75             $18,562,500          $5,160.38
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value, issuable pursuant
 to Consultant Stock
 Option dated March 2, 1998      24,000 shares              $26.875             $   645,000          $  179.31
-------------------------------------------------------------------------------------------------------------------

--------------------------------
/1/ Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

/2/ Pursuant to Rule 457(h), the proposed maximum offering price (where unknown) is estimated, solely for the purpose of determining the registration fee, on the basis of the closing price of a share of Common Stock as reported on the New York Stock Exchange on December 3, 1998. In accordance with the subject plans, the actual issuance price will be equal to the fair market value of the shares on the date options are granted under the plan.

/3/ Does not include 750,000 plan shares previously registered on Form S-8, Commission File No. 33-60082.

/4/ Does not include 800,000 plan shares previously registered on Form S-8, Commission File No. 333-02257.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION.

BRE Properties, Inc., a Maryland corporation (the "Company" or "Registrant"), will send or give the documents containing the information specified in this
Item 1 to employees, officers and directors or others as specified by Rule 428
(b) (1).

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428 (b) (1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Company is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this Registration Statement the following documents:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997; and

     c. The description of the Company's capital stock contained in Item 5 of the Company's Report on Form 8-K dated March 15, 1996.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 2-418 of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), Article VI of the Company's Bylaws provides that the Company shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company (other than an action brought by or in the right of the Company) by reason of the fact that he or she is or was an officer or director, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the officer or director in connection with such action, suit, proceeding or investigation, or any appeal therein. However, there will be no such indemnification if it is established by adjudication that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the officer or director actually received an improper personal benefit in money, property or services; or (-iii) with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, an officer or director may receive indemnification where a court of appropriate jurisdiction determines that such person is fairly and reasonably entitled to indemnity for any expense, liability or loss which the court shall deem proper; provided, however, that no indemnification for any liability or loss (other than expenses) shall in any event be made to the extent that such person has been adjudged to have actually received an improper personal benefit.
Article VI of the Articles provides that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company, any subsidiary thereof or any of its shareholders for money damages.

         In addition, Article VI of the Company's Bylaws also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an officer or director, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         The Company maintains a directors' and officers' insurance policy which insures the directors and officers of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

     The Company has entered into indemnification agreements with its directors and officers.

     Article VII of the Articles of Incorporation of the Company (Exhibit 4.1 to this Registration Statement) provides that, to the fullest extent permitted by law, directors and officers of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 8.  EXHIBITS.

       5 Opinion and Consent of Farella Braun & Martel LLP regarding the legality of the securities being registered.

      23.1  Consent of Independent Auditors.

      23.2  Consent of Farella Braun & Martel LLP (contained in Exhibit 5).

      24    Power of attorney (contained on signature page hereof).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank C. McDowell and LeRoy E. Carlson, and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, or all may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of December, 1998.

                              BRE PROPERTIES, INC.

                         By  /s/ Frank C. McDowell
                             ---------------------
                              Frank C. McDowell
                              President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 14th day of December, 1998.


              Signature                                   Title
              ---------                                   -----

          /s/ John McMahan               Director, Chairman of the Board
--------------------------------------
              John McMahan

         /s/ Frank C. McDowell           President, Chief Executive Officer
--------------------------------------             and Director
             Frank C. McDowell              (Principal Executive Officer)

         /s/ LeRoy E. Carlson                 Executive Vice President, Chief
--------------------------------------        Financial Officer and Secretary
             LeRoy E. Carlson                  (Principal Financial Officer
                                             and Principal Accounting Officer)

         /s/ William E. Borsari                              Director
--------------------------------------
             William E. Borsari

         /s/ Robert Fiddaman                                 Director
--------------------------------------
             Robert Fiddaman

         /s/ L. Michael Foley                                Director
--------------------------------------
             L. Michael Foley

         /s/ Roger Kuppinger                                 Director
--------------------------------------
             Roger P. Kuppinger

         /s/ Edward Mace                                     Director
--------------------------------------
             Edward Mace

         /s/ Gregory M. Simon                                Director
--------------------------------------
             Gregory M. Simon

         /s/ Arthur G. von Thaden                            Director
--------------------------------------
             Arthur G. von Thaden

                                 EXHIBIT INDEX



Exhibit No.                          Description
-----------                          -----------
  5 Opinion of Farella Braun & Martel LLP regarding the legality of the securities being registered.

  23.1           Consent of Independent Auditors.

  23.2           Consent of Farella Braun & Martel LLP (contained in Exhibit 5).